                                                                     EXHIBIT 2.3




                            ASSET PURCHASE AGREEMENT

                                     among

                      ACTION RENT-TO-OWN OF FLORIDA, INC.

                               B&L CONCEPTS, INC.

                                   BILL OGLE

                                      and

                                  LARRY SUTTON

                                January 7, 1997


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                               TABLE OF CONTENTS

                                                                                                                 Page

ARTICLE I             PURCHASE OF ASSETS..........................................................................1
         1.1.         Transfer of Assets..........................................................................1
         1.2.         Assumption of Liabilities...................................................................3
         1.3.         Purchase Price..............................................................................4
         1.4.         Payment of Purchase Price...................................................................4
         1.5.         Closing.....................................................................................5
         1.6.         Instruments of Conveyance and Assumption....................................................5
         1.7.         Further Assurances..........................................................................6

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................6
         2.1.         Organization and Good Standing..............................................................6
         2.2.         Authorization and Validity..................................................................7
         2.3.         No Violation................................................................................7
         2.4.         Finder's Fee................................................................................7

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                      THE SHAREHOLDERS............................................................................7
         3.1.         Organization and Good Standing..............................................................7
         3.2.         Capitalization..............................................................................7
         3.3.         Power and Authority; Authorization and Validity.............................................7
         3.4.         Financial Statements........................................................................8
         3.5.         Absence of Undisclosed Liabilities..........................................................8
         3.6.         Benefit Matters.............................................................................9
         3.7.         Absence of Certain Changes.................................................................10
         3.8.         Title; Leased Assets; Environmental Conditions.............................................11
         3.9.         Insurance..................................................................................11
         3.10.        Patents, Trademarks and Copyrights.........................................................12
         3.11.        No Violation...............................................................................13
         3.12.        Taxes......................................................................................13
         3.13.        Consents...................................................................................14
         3.14.        Labor Relations............................................................................14
         3.15.        Compliance with Laws.......................................................................14
         3.16.        Finder's Fee...............................................................................14
         3.17.        Litigation or Warranties...................................................................14
         3.18.        Employees and Consultants..................................................................14
         3.19.        Condition of Assets........................................................................15
         3.20.        Suppliers..................................................................................15
         3.21.        Contracts and Commitments..................................................................15


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
         3.22.        Accounts Receivable........................................................................17
         3.23.        Investment Representations.................................................................17
         3.24.        Accuracy of Information Furnished..........................................................18

ARTICLE IV            PURCHASER'S COVENANTS......................................................................18
         4.1.         Consummation of Agreement..................................................................18
         4.2.         Retention of Records.......................................................................18
         4.3.         Employment Arrangements....................................................................18

ARTICLE V             SHAREHOLDERS' COVENANTS....................................................................18
         5.1.         Business Operations........................................................................18
         5.2.         Access.....................................................................................19
         5.3.         Material Change............................................................................19
         5.4.         Approvals of Third Parties.................................................................19
         5.5.         Employee Compensation......................................................................19
         5.6.         Contracts..................................................................................19
         5.7.         Capital Assets; Payments of Liabilities....................................................20
         5.8.         Mortgages, Liens...........................................................................20
         5.9.         Changes in Inventory.......................................................................20
         5.10.        No Disclosure or Negotiation with Others...................................................20
         5.11.        Other Agreements...........................................................................20
         5.12.        Post-Closing Access........................................................................21

ARTICLE VI            PURCHASER'S CONDITIONS PRECEDENT...........................................................21
         6.1.         Representations and Warranties.............................................................21
         6.2.         Covenants..................................................................................21
         6.3.         Opinion....................................................................................21
         6.4.         Proceedings................................................................................21
         6.5.         No Material Adverse Change.................................................................21
         6.6.         Due Diligence and Review...................................................................22
         6.7.         Approval by Board..........................................................................22
         6.8.         Accounting.................................................................................22
         6.9.         Employment Arrangements....................................................................22

ARTICLE VII           SHAREHOLDERS' CONDITIONS PRECEDENT.........................................................22
         7.1.         Representations and Warranties.............................................................22
         7.2.         Covenants..................................................................................22
         7.3.         Proceedings................................................................................22
         7.4.         Employment Arrangements....................................................................22

ARTICLE VIII          INDEMNIFICATION............................................................................23
         8.1.         Shareholders' Indemnity....................................................................23
         8.2.         Purchaser's Indemnity......................................................................23

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
         8.3.         Conditions of Indemnification..............................................................23
         8.4.         Exclusive Nature of Remedies...............................................................24

ARTICLE IX            MISCELLANEOUS..............................................................................24
         9.1.         Amendment..................................................................................24
         9.2.         Assignment.................................................................................24
         9.3.         Notice.....................................................................................24
         9.4.         Confidentiality and Public Announcements...................................................25
         9.5.         Entire Agreement...........................................................................26
         9.6.         Costs, Expenses and Legal Fees.............................................................26
         9.7.         Severability...............................................................................26
         9.8.         Survival of Representations and Warranties.................................................26
         9.9.         Governing Law and Venue....................................................................26
         9.10.        Captions...................................................................................27
         9.11.        Counterparts...............................................................................27
         9.12.        Number and Gender..........................................................................27
         9.13.        Facsimile Transmissions....................................................................27

ARTICLE X             TERMINATION................................................................................27
         10.1.        Termination by Purchaser...................................................................27
         10.2.        Termination by Shareholders................................................................27
         10.3.        Effect of Termination......................................................................28
         10.4.        Return of Information......................................................................28


EXHIBITS

         A -- Form of Convertible Note
         B -- Form of Assumption Agreement
         C -- Form of Sutton Noncompetition Agreement
         D -- Form of Ogle Noncompetition Agreement
         E -- Form of License

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                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of January 7, 1996, is by and among Bill Ogle ("Ogle") and Larry Sutton ("Sutton"), individual residents of the State of Florida (collectively, "Shareholders"), B&L Concepts, Inc. dba Champion Rent To Own, a Florida corporation (the "Company") and Action Rent-To-Own of Florida, Inc., a Florida corporation, ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, RTO, Inc., a Delaware corporation ("RTO") desires to purchase certain assets of the Company and to assume certain of the debts, obligations and liabilities of the Company, and the Company desires to sell such assets to RTO and to assign such debts, obligations and liabilities to RTO; and

         WHEREAS, Purchaser is a wholly owned subsidiary of RTO;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               PURCHASE OF ASSETS

         1.1.     Transfer of Assets.

                  (a) Included Assets. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, assign, transfer and deliver to Purchaser on the "Closing Date" (as hereinafter defined), and Purchaser agrees to purchase from the Company on the Closing Date, all of the rights, title and interest of the Company in and to any and all assets owned by the Company on the Closing Date, other than the assets described in Section 1.1(b) hereof. The assets being transferred by the Company to Purchaser hereunder (such assets being hereinafter collectively referred to as the "Assets") shall include all the assets (other than the assets described in Section 1.1(b) hereof) of every kind, nature and description whatsoever, whether real, personal or mixed, tangible or intangible, and wherever situated, which are owned by the Company on the Closing Date, and shall include, without limitation:

                      (i) All cash, cash equivalents, marketable securities, accounts receivable and prepaid expenses of the Company;

                      (ii) All notes receivable, deposits and advances of the Company;

                      (iii) All finished products, work-in-process, raw materials, spare parts, stores and supplies, and other inventory items;

                      (iv) All machinery, equipment, business machines, vehicles, furniture, fixtures, leasehold and building improvements and other tangible property of the Company of every kind utilized in connection with the operations of the Company's business, whether or not carried on the Company's books;

                      (v) All right, title and interest of the Company in all contracts, agreements, or other instruments relating to the Company's business, including, without limitation, all contracts listed on Schedule 3.21 hereto, any purchase orders for machinery, equipment, inventory, supplies and all other items, and all sales contracts, broker agreements, leases of real and personal property and licenses;

                      (vi) All books and records, customer lists, customer credit information, technical data, sales literature, correspondence and computer printouts;

                      (vii) All patents, copyrights, know-how, technical documentation, trade secrets, trademarks and trade names (and all applications therefor) owned by the Company, including, without limitation, those set forth on Schedule 3.20 hereto;

                      (viii) All other rights of the Company with respect to
                  any patents, copyrights, know-how, technical documentation, trade secrets, trademarks and tradenames; and

                      (ix) All other intangibles of any kind or description, wherever located , that are carried on the books of the Company or which are owned by the Company and utilized in the operations of the Company's business.

                  (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, there shall not be included in the Assets, and the Company shall retain as its property, the following assets:

                      (i) The stock record books and minute books of the Company;

                      (ii) Shares of capital stock of the Company held in the treasury of the Company;

                      (iii) All rights to and claims for refunds of any federal, state, local and foreign income taxes paid by the Company, all tax returns and tax reports of the Company with respect thereto and any amounts deposited with the Internal Revenue Service pursuant to Section 7519 of the Internal Revenue Code of 1986, as amended (the "Code");


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                      (iv)   Any licenses, permits or other intangibles
                  (including federal and state tax and employment identification numbers) which by their nature are nonassignable and contracts or contact rights which are assignable only with the consent of another party, and which consent is not obtained by the Company pursuant to Section
                  5.4 hereof;

                      (v)    The personal and real property set forth on
                  Schedule 1.1(b)(v) hereto;

                      (vi) All rights of the Company under contracts, agreements or commitments which give rise to, which were entered into in connection with the creation of, or which otherwise pertain to "Excluded Liabilities" (as hereinafter defined); and

                      (vii) This Agreement and all rights of the Company hereunder including, without limitation, the right of the Company to receive the "Purchase Price" (as hereinafter defined).

         1.2.     Assumption of Liabilities.

                  (a) Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, Purchaser agrees that, on the Closing Date, Purchaser shall assume and agree to pay, perform and discharge the "Assumed Liabilities" (as hereinafter defined). For the purposes of this Agreement, the term "Assumed Liabilities" shall include, and shall be limited to (i) all debts, obligations and liabilities of the Company (other than the debts and liabilities described in Section 1.2(b) hereof) which arose out of the business operations of the Company conducted on or prior to the Closing Date and (ii) the benefits payable to current and former employees of the Company set forth on Schedule 1.2(a) hereto.

                  (b) Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, the term "Assumed Liabilities" shall not include any of the following debts, obligations or liabilities of the Company and, therefore, Purchaser shall not be obligated to assume hereunder or to pay, perform or discharge any of such debts, obligations and liabilities (the "Excluded Liabilities") (it being understood that all such debts, obligations and liabilities shall continue to be debts, obligations and liabilities of the Company):

                      (i) Any federal, state, local or foreign income taxes payable by the Company or any Shareholder or any interest or penalties with respect thereto;

                      (ii) Any liability of the Company under any employee benefit plan (including, without limitation, any profit sharing plan or any pension plan);


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                      (iii)  Any liability of the Company for any finder's,
                  broker's or advisor's fee and expenses or the like incurred in connection with the transactions contemplated by this Agreement;

                      (iv) Any liability of the Company arising under this Agreement or the transactions contemplated hereby;

                      (v) Any debt, obligation or liability of the Company or to either Shareholder or any former shareholder;

                      (vi) Any debt, obligation or liability of the Company under commitments to make charitable contributions;

                      (vii) Those debts, obligations and liabilities of the Company to current and former employees of the Company set forth on Schedule 1.2(b)(vii) hereto; and

                      (viii) Any liability of the Company arising under the
                  contacts, agreements or licenses set forth in Schedule 1.2(b)(viii) hereto which contracts, agreements and licenses are not being purchased or assumed hereunder.

         1.3.     Purchase Price.

                  (a) On the terms and subject to the conditions set forth in this Agreement, Purchaser shall, on the Closing Date, pay Thirteen Million Seven Hundred Sixty One Thousand Eight Hundred Seventy Eight Dollars ($13,761,878) to the Company in exchange for the Assets (such consideration being referred to herein as the "Purchase Price"). The parties hereto further agree that both Purchaser and the Company will use said allocations for all federal and state income tax reporting purposes that may affect the federal and state income tax liability of any party to this Agreement.

                  (b) Purchaser and Seller agree that the Purchase Price shall be allocated as required by Section 1060 of the Code. Such allocation shall be prepared by Purchaser and shall be submitted to Seller within ninety (90) days after the Closing Date. Seller shall have thirty (30) days after receipt of Purchaser's allocation of consideration to object by written notice to Purchaser. The parties shall attempt to resolve any objections made by Seller as promptly as possible. All tax returns and reports filed by Purchaser, Seller and Shareholders with respect to the transactions contemplated by this Agreement shall be consistent with such allocation.

         1.4. Payment of Purchase Price. On the Closing Date, Purchaser shall pay the Purchase Price to the Company, in exchange for the Assets, in the following manner:


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                  (a) Purchaser shall pay to the Company, by wire transfer of federal funds to an account at Barnett Bank, ABA No. 063000047 (Account No. 1000005238), Florida, an amount equal to Ten Million Seven Hundred Sixty One Thousand Eight Hundred Seventy Eight Dollars ($10,761,878); and

                  (b) Purchaser shall deliver to the Company a convertible note in the form attached hereto as Exhibit A (the "Note") in the aggregate principal amount of Three Million Dollars ($3,000,000), which shall be convertible into shares of common stock of RTO (the "RTO Stock").

         Shareholders and the Company have advised Purchaser that simultaneously with the delivery of the Purchase Price to the Company, the Company will distribute (a) $6,755,939 of the cash portion of the Purchase Price delivered pursuant to Section 1.4(a)(i) to Ogle and (b) (i) $3,755,939 of the cash portion of the Purchase Price delivered pursuant to Section 1.4(a)(i) and (ii) the Note delivered pursuant to Section 1.4(a)(ii) to Sutton. In addition, the Company shall retain $250,000 of the Purchase Price to cover residual debts, obligations and liabilities of the Company.

         1.5. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Atlanta, Georgia time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, on January 7, 1997, or on such other date as may be agreed upon by the parties, in writing. The day on which the Closing occurs is hereinafter referred to as the "Closing Date."

         1.6.     Instruments of Conveyance and Assumption.

                  (a) Transfer of Assets. On the Closing Date, the Company shall execute and deliver to Purchaser all such instruments and documents (the "Conveyance Documents") (including, without limitation, bills of sale, assignments, certificates of title) as shall be requested by Purchaser to effectuate the sale, assignment, transfer and delivery of the Assets from the Company to Purchaser, provided, however, that such instruments and documents shall not be inconsistent with the terms hereof.

                  (b) Assumption of Liabilities. On the Closing Date, Purchaser shall execute and deliver to the Company an assumption agreement (the "Assumption Agreement"), substantially in the form of Exhibit B hereto, pursuant to which Purchaser will assume and agree to pay, perform and discharge the Assumed Liabilities.

                  (c) Further Assurances. The Company shall on the Closing Date and from time to time thereafter at Purchaser's request and without further consideration execute and deliver to Purchaser such instruments of transfer, conveyance and assignment in addition to those delivered pursuant to Section 1.6(a) hereof as Purchaser shall request to transfer, convey and assign more effectively the Assets to Purchaser. Similarly, Purchaser shall on the Closing Date and from time to time thereafter at the Company's request and without further consideration execute and deliver to the Company such instruments of assumption in addition to the Assumption Agreement delivered pursuant to Section 1.6(b) hereof as the Company shall request to evidence more fully Purchaser's assumption of the Assumed Liabilities. The Company shall deliver to Purchaser at the Closing a list of the material suppliers of the Company.

                  (d) Other Closing Deliveries. In addition, at the Closing, Shareholders shall execute and/or deliver to Purchaser the following:

                      (A) the Noncompetition Agreements as described in Section
                  5.11(a) of this Agreement (the "Sutton Noncompetition Agreements");

                      (B) the Noncompetition Agreement as described in Section
                  5.11(b) of this Agreement (the "Ogle Noncompetition Agreement"); and

                      (C) the License as described in Section 5.11(c) of this
                  Agreement.

At the Closing, each party also shall execute and deliver, or cause to be executed and delivered, such other documents as may be required of such party pursuant to this Agreement as well as such other appropriate and customary documents as any other party or its counsel reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

         1.7. Further Assurances. After the Closing, the parties shall execute and deliver such additional documents and take such additional actions as any party or its or his counsel may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement and to vest more fully in Purchaser the ownership of certain assets of the Company as they existed immediately prior to the Closing, except as otherwise provided in this Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         2.1. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement to consummate the transactions contemplated hereby.

         2.2. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         2.3. No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

         2.4. Finder's Fee. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.


                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         The Company and the Shareholders, jointly and severally, represent and warrant that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

         3.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. The Company is, and always has been, duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed on Schedule 3.1 hereto, except where the failure to be so qualified or licensed would not have a material adverse effect on the business or assets of the Company. The Company does not have any assets, employees or offices in any state other than the States of Florida, Georgia and Alabama. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

         3.2. Capitalization. The authorized capital stock of the Company consists of 1,000 shares of common stock, $1.00 par value (the "B&L Stock"), of which 500 shares are issued and


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



outstanding at the date hereof. Shareholders are the lawful record and beneficial owners of all of the shares of B&L Stock outstanding.

         3.3. Power and Authority; Authorization and Validity. The Company and each Shareholder has full legal capacity to execute, deliver and perform its or his obligations under this Agreement and all other agreements and documents it or he is or will be executing in connection with this Agreement and the transactions contemplated hereby. This Agreement and each other agreement contemplated by this Agreement have been or will be duly executed and delivered by the Company and each Shareholder and constitute or will constitute legal, valid and binding obligations of the Company and each Shareholder, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         3.4. Financial Statements. The Company and Shareholders have furnished to Purchaser an audited balance sheet as of December 31, 1995 and unaudited balance sheets and related unaudited statements of income, shareholders' equity and changes in financial position of the Company for the fiscal years ending December 31, 1993 and 1994, including the notes thereto, as well as the Company's unaudited balance sheets (the "Interim Balance Sheet") and related unaudited statements of income, shareholders' equity and changes in financial position for the ten month period ended October 31, 1996 (the "Unaudited Financial Statements") (collectively, the "Financial Statements"). The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and are true, correct and complete, fairly reflect the financial condition and results of operations of the Company as of the dates and for the periods indicated (subject to year-end adjustments consistent with generally accepted accounting principles with respect to the Unaudited Financial Statements) and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. Since December 31, 1995 there has been no change in accounting principles applicable to, or methods of accounting utilized by, the Company except as noted in the Financial Statements.

         3.5. Absence of Undisclosed Liabilities. Schedule 3.5 hereto sets forth a complete and accurate list of the liabilities, contracts, commitments and obligations of the Company of any nature, whether absolute, accrued, contingent or otherwise as of the date of this Agreement which individually exceeds $5,000 in value or in the aggregate exceed $20,000 in value. Each of such liabilities, contracts, commitments or obligations is fully reflected, accrued and reserved against, to the extent required by generally accepted accounting principles, on the Unaudited Financial Statements that have been given to Purchaser. Other than as set forth on Schedule 3.5, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or liability of any person, corporation or other entity which individually exceeds $5,000 or in the aggregate exceed $20,000. Shareholders, after due inquiry, know of no basis for the assertion of any claims, liabilities or obligations which if asserted and proven would be required to be listed on Schedule 3.5. There are no defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults or events of default by the Company or any other party thereto under any contract, commitment or obligation of the Company. Such contracts, commitments and obligations are in full force and effect and are the valid and enforceable obligations of the parties thereto in accordance with their terms, and no defenses, off-sets or counterclaims have been asserted or may be asserted by any party thereto, nor has the Company waived any rights thereunder.

         3.6.     Benefit Matters.

                  (a) Except as listed on Schedule 3.6 hereto, neither the Company, nor any other corporation or trade or business under common control with the Company (an "ERISA Affiliate") as determined under
         Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (the "Code"), sponsors, maintains, or otherwise is a party to, or has any accrued obligations under any pension, profit sharing or other retirement plan, fringe benefit plan (including, but not limited to, bonus, deferred compensation, severance, leave or other employee benefit plan or program), health, group insurance or other welfare benefit plan, or other similar plan, agreement, policy or understanding, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal under which the Company or an ERISA Affiliate has any current or future obligation or liability or under which any present or former employee of the Company or an ERISA Affiliate, or such present or former employee's dependants or beneficiaries, has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a "Plan").

                  (b) Each Plan has been maintained, administered and operated in all material respects in accordance with its terms and applicable law and all reports required under ERISA or other applicable law to be filed with any governmental agency with respect to each Plan have been timely filed. No liability under ERISA or similar statute has been incurred or, based upon existing facts, may be expected to be incurred with respect to any Plan, that would, individually or in the aggregate, be material in amount.

                  (c) The Company has not engaged in any transaction in connection with which it, directly or indirectly, will be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code. The Company does not have any current or project liability in respect of post-employment or post-retirement benefits for any retired or former employee of the Company, or such present or former employee's dependents or beneficiaries, except as required to avoid excise tax under Section 4980B of the Code. With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy. The consummation of the transactions contemplated hereby will not accelerate the time of payment or vesting, or increase the amount of compensation or benefits, of any director, employee or former employee of the Company under a Plan.

                  (d) The Company has made or will make all contributions required to be made by the Company under each Plan for all periods through and including the Closing Date or adequate accruals therefore have been or will be provided.

                  (e) There are no actions, suits, claims or proceedings (including any investigation or audit by any governmental authority) pending or, to the knowledge of the Company or Shareholders, threatened, nor does there exist any basis therefor, with respect to any Plan or trust maintained in connection therewith that would result in any liability to the Company which would, individually or in the aggregate, be material in amount.

                  (f) Neither the Company nor any ERISA Affiliate has ever sponsored, adopted, maintained or been obligated to contribute to a single employer, multiple employer or multi-employer defined benefit pension plan which is, or ever was, subject to the provisions of Title IV of ERISA. Neither the Company nor any ERISA Affiliates has ever sponsored, adopted, maintained or been obligated to contribute to a Plan which is or ever was subject to the minimum funding standards of
         Section 302 of ERISA and Section 412 of the Code. The Company does not have any obligation in connection with any Plan pursuant to the terms of a collective bargaining agreement.

                  (g) No termination or partial termination of any Plan in accordance with its terms will result in any liability to the Company.

         3.7.     Absence of Certain Changes. Except as set forth in Schedule
3.7 hereto or reflected in the Financial Statements, since January 1, 1996, the Company has not (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) contracted for or paid any capital expenditures in excess of $5,000 other than in the ordinary course of business consistent with past practice both as to type and amount; (c) incurred any indebtedness for borrowed money, issued or sold any debt securities or discharged any liabilities or obligations other than in the ordinary course of business consistent with past practice both as to type and amount; (d) paid any material amount on any indebtedness prior to the due date, forgiven or canceled any material debts or claims or released or waived any material rights or claims, other than in the ordinary course of business consistent with past practice both as to type and amount; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that could or does materially and adversely affect its business; (f) acquired or disposed of any material assets or incurred any material liabilities or obligations, except the rental and/or sale of inventory and trade debt incurred in the ordinary course of business; (g) written up or written down the carrying value of any of its assets other than in the ordinary course of business consistent with past practice both as to type and amount and which, in the aggregate, are not material to the Company; (h) changed the costing system or depreciation methods of accounting for its assets; (i) waived any material rights or forgiven any material claims; (j) lost or terminated employees, customers or suppliers that could or does materially and adversely affect its business or assets; (k) increased the compensation of any employee, other than in the ordinary course of business consistent with past practice both as to type and amount; (l) made any payments to or loaned any money to its affiliates; (m) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity; (n) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change terms and conditions of any such rights; or (o) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has affected, or could reasonably be expected to affect, materially and adversely, the Company's business, operations, assets, liabilities or financial condition.

         3.8.     Title; Leased Assets; Environmental Conditions.

                  (a) Except as described in the Financial Statements and
         Schedule 3.8 hereto, the Company owns all assets used by the Company used in or necessary to its business, including, its real and personal property leaseholds, free and clear of all liens, claims and encumbrances. The Company owns or validly leases and has good and indefeasible record and beneficial title to all assets used in or necessary to the conduct of the business of the Company as conducted immediately before the date of this Agreement. Upon consummation of the transactions contemplated by this Agreement, the Company shall be entitled to continue to use all assets, leased or owned, used in or necessary to its business, free and clear of all liens, claims and encumbrances other than those described on Schedule 3.8.

                  (b) Except for those assets acquired or disposed of since October 31, 1996 in the ordinary course of business consistent with past practices both as to type and amount, all tangible properties and assets material or necessary to the present operations of the Company are reflected in the Financial Statements and the notes thereto in a manner and to the extent required by generally accepted accounting principles.

                  (c) Except as set forth on Schedule 3.8, no hazardous or toxic material (as hereinafter defined) exists or has existed in any structure located on, or exists or has existed on or under the surface of, any real property owned, leased or otherwise used by the Company, any predecessor or successor to the Company or affiliate of the Company in its business. The Company has never been in violation of any environmental law (as hereinafter defined). For purposes of this section "hazardous or toxic material" shall mean waste, substance, materials, smoke, gas or particulate matter designated as hazardous, toxic or dangerous under any environmental law. For purposes of this section, "environmental law" shall include the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act, and any other applicable federal, state or local environmental, health or safety law, rule or regulation relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter. Except as set forth on Schedule 3.8, there are no environmental assessments or audits of the Company or any of its assets.

         3.9. Insurance. Schedule 3.9 attached hereto contains a true, complete and correct description (including type of insurance, named insured, issuer name, policy limits, deductibles, premiums and expiration dates) of all insurance policies currently owned by the Company or any other person or entity for the benefit of the Company (the "Insurance Policies"). All of the Insurance Policies have been issued by insurers of recognized responsibility in amounts and against such risks and losses as are required by law or agreements to which the Company is a party, or which are otherwise customary in the Company's industry. All of the Insurance Policies are valid and enforceable, no notice of termination or threatened termination of any of the Insurance Policies has been received by the Company and all payments of premiums under the Insurance Policies are current. The Company has not received any notice from any insurance company of any defects or inadequacies in any real or personal property owned or leased by the Company, or any part thereof, that would adversely affect the insurability of such property or the premiums for the insurance thereof. True, complete and correct copies of all of the Insurance Policies have been delivered to Purchaser.

         3.10.    Patents, Trademarks and Copyrights.

                  (a) The Company owns all patents, trademarks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 3.10 hereto is a true and correct description of the following ("Proprietary Rights"):

                           (i) All trademarks,  trade names,  service marks and
                  other trade designations, including common law rights, registrations and applications for registration, and all patents, copyrights and applications currently owned, in whole or in part, by the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including expiration dates if applicable); and

                           (ii) All agreements relating to technology, know-how
                  or processes that the Company is licensed or authorized to use by others, or which it licenses or authorizes others to use.

                  (b) The Company has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and neither the Company nor Shareholders know of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                  (c) The Company and Shareholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the knowledge of Shareholders or the Company, are threatened which challenge the rights of the Company with respect thereto. The Company has not given and is not bound by any agreement of indemnification for any Proprietary Right.

         3.11. No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument under which the Company or any Shareholder is bound or to which any of the assets of the Company or Shareholders are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency. The Company complied with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports related, or required with respect, to the business of the Company. The Company possesses all licenses, franchises, permits and governmental authorizations necessary to conduct its business.

         3.12. Taxes. Except as set forth on Schedule 3.12, the Company has duly and timely filed all income, excise, corporate, franchise, property, sales, payroll, withholding and other tax returns and reports required to be filed by it as of the date hereof by the United States of America or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due pursuant to such returns and any assessments which have been received by it or otherwise. All such tax returns or reports fairly and correctly reflect the taxes of the Company for the periods covered thereby. The Company is not delinquent in the payment of any tax, charge or assessment or governmental charge; there is no tax deficiency or delinquency asserted against the Company; and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company that could be asserted by any taxing authority. No federal, state or local audit of the Company by any taxing authority is pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company has not granted to any taxing authority any extension of the limitation period during which any tax liability may be asserted. The Company has not committed a violation of any federal, state, local or foreign tax laws. All taxes required to be withheld or collected by the Company and the portion of any such taxes to be paid by the Company to governmental agencies, have been collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose, or such monies have been approved, reserved against and entered upon the books of the Company. The Company has never been a member of any affiliated, consolidated, combined, or unitary group, or filed or been included in a combined, consolidated or unitary return, and the Company is currently under no contractual obligation to indemnify any other person with respect to taxes. The Company is not and never has been a party to or bound by any tax sharing, tax allocation, or similar agreement or arrangement. The Company has never been a member of, or had an interest in, any partnership, joint venture, trust, limited liability company or other entity, the taxable income of which is or was required to be taken into account by the Company on its tax returns, in whole or in part. Schedule 3.12 sets forth all foreign, state and local jurisdictions where the Company has filed tax returns, and no claim has ever been made by any taxing authority against the Company.

         3.13. Consents. Except for the consents of the persons and entities set forth on Schedule 3.13, no authorization, consent, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor, any franchisor or any other person or entity is required or advisable to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company or Shareholders.

         3.14. Labor Relations. The Company has not experienced and is not currently experiencing, nor do the Company or Shareholders know of any reason to expect, any labor troubles or strikes, work stoppages, slow-downs or other material interference with or impairment of the business of the Company by labor, nor has the Company committed any unfair labor practice. The Company is not currently experiencing, nor do the Company or Shareholders know of, any current or contemplated union organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to the employees of the Company.

         3.15. Compliance with Laws. The Company and Shareholders have complied in all materials respects with each, and there are no existing or past violations of, or, to the Company's or Shareholders' knowledge, any proposed change contemplated in, any applicable federal, state or local law or regulation that could adversely affect the Company, Shareholders, their property or business.

         3.16. Finder's Fee. The Company and Shareholders have not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         3.17. Litigation or Warranties. Except as described in Schedule 3.17, neither the Company nor Shareholders have had any legal action or administrative proceeding or investigation instituted or, to the best of the knowledge of the Company and Shareholders, threatened, against or affecting, or that could affect, any of the Company, Shareholders or their assets or business. The Company and Shareholders are not (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Company or to its business, assets, operations or employees, or (b) in default with respect to any such order, judgment, writ, injunction or decree. The Company and Shareholders know of no basis for any such action, proceeding or investigation. There is no claim against or liability of the Company on account of product warranties or with respect to the manufacture, sale or rental of defective products, and to the knowledge of the Company and Shareholders, there is no basis for any such claim.

         3.18. Employees and Consultants. Set forth on Schedule 3.18 hereto is a complete and accurate list of all employees of the Company as of the date of this Agreement, together with their positions and their annual salaries and other compensation, including accruals for vacations through such date. Except as set forth in Schedule 3.18, the Company has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officer, employee or agent. Except as set forth in Schedule 3.18, the Company has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of the Company, or to pay any amounts to any consultant, agent or similar person or entity. No employee has any material claim against the Company, whether under federal or state law, any employment agreement or otherwise. The Company and Shareholders have no knowledge of any facts which would indicate that following the Closing any employee of the Company will not continue employment with the Company on a basis no less favorable than that upon which such employee is currently employed by the Company.

         3.19.    Condition of Assets.

                  (a) All of the assets owned or leased by the Company are in good condition and repair and are suitable for their intended use (subject to normal wear and tear and obsolescence) in the ordinary course of business and have been properly serviced and maintained and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known structural or latent defects therein.

                  (b) At least ninety-five percent (95%) in value of the rental merchandise, parts, supplies and accessories of the Company included in the Unaudited Financial Statements of the Company consisted of items which are good and merchantable, within normal trade tolerances and of a quality and quantity presently rentable, usable or saleable in the usual and ordinary course of business of the Company.

                  (c) Attached as Schedule 3.19 is a report as of December 21, 1996 which is true and correct in all material respects. Such report reflects, as of the close of business on December 21, 1996, the number of active rental agreements with customers of the Company and the number of such rental agreements that are delinquent. The rental agreements are bona fide agreements entered into in the usual and ordinary course of business and, to the knowledge of the Company and Shareholders, the rental agreements are not subject to any counterclaim or set-off.

         3.20. Suppliers. Set forth on Schedule 3.20 is a complete and accurate list of the top ten suppliers of the Company in terms of purchases during the fiscal year ending December 31, 1995 and during the fiscal year 1996 through October 31, 1996 showing the total purchases by the Company from each supplier during each such fiscal period. There has not been any material adverse change in the business relationship of the Company with any supplier named in Schedule 3.20.

         3.21. Contracts and Commitments. Schedule 3.21 hereto lists all of the following types of contracts to which the Company is a party or which the Company is subject to:

                  (a) requirements contracts (which do not terminate, or is not terminable by the Company, prior to December 31, 1996) under which sales or purchases are made;

                  (b) joint venture agreements or arrangements or other agreements involving the sharing of profits;

                  (c) other "Material Contracts" (as hereinafter defined);

                  (d) contracts or agreements for the sale of its products or the furnishing of services, or any sales agency, broker, distribution or similar contracts, except contracts made in the ordinary and regular course of business;

                  (e) (i) employment contracts with any officer, consultant, director or employee, or (ii) plans, arrangements or contracts providing for options, bonuses, stock purchases, pensions, deferred compensation, retirement payments, profit-sharing or the like;

                  (f) collective bargaining or union contracts or agreements;

                  (g) contracts or agreements restricting it or otherwise limiting its freedom to compete in any line of business or with any person, or from otherwise carrying on its business anywhere in the world;

                  (h) agreements or contracts setting forth liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

                  (i) debt obligations, including guarantees of or agreements to acquire any debt obligation of others;

                  (j) Except as set forth on the 1995 Balance Sheet, and except for reasonable travel advances, agreements or contracts pursuant to which there exists any outstanding loan to any person or entity; and

                  (k) powers of attorney from the Company.

         The Company is not in default in any material respect of any contract, agreement, lease, license, permit or concession described in Schedule 3.21. As used herein, "Material Contract" shall mean any contract or agreement that could reasonably be anticipated to involve sales or purchases by the Company in any twelve (12) month period in excess of an aggregate of $50,000, or any contract or agreement that by its terms requires the Company to make payments thereunder in any twelve (12) month period in excess of an aggregate of $50,000.

         3.22.    Accounts Receivable. Except as and to the extent set forth in
Schedule 3.22 hereto, the accounts receivable of the Company at November 30, 1996, to Shareholders' knowledge, were good and collectible at the recorded amounts thereof, were not subject to any counterclaims or setoffs (less the amount of any applicable existing reserves for uncollectibility, counterclaims or setoffs reflected or reserved against as set forth on the 1995 Balance Sheet) and arose from bona fide transactions in the ordinary course of business. The accounts receivable of the Company which will be included as a part of the Assets will be , to Shareholders' knowledge, good and collectible at the recorded amounts thereof, will not be subject to any counterclaims or setoffs (other than the amount of any applicable existing reserves for uncollectibility, counterclaims or setoffs) and shall have arisen from bona fide transactions in the ordinary course of business.

         3.23.    Investment Representations. Each of the Company and Sutton

                  (a) is acquiring the Note and, when it is converted, will acquire the RTO Stock, for his own account, for investment, and not with a view to the resale or distribution thereof in violation of the Securities Act;

                  (b) has the ability to, and understands that it or he must, bear the economic risk of its or his investment in RTO Stock indefinitely, because (i) the issuance of RTO Stock will not be registered under the Securities Act or any applicable state securities laws, and (ii) RTO Stock may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available;

                  (c) will not pledge, transfer, convey, or otherwise dispose of any of RTO Stock, except (i) subject to an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) after delivery to Purchaser of an opinion of counsel to the effect that such registration is not required (which opinion and counsel must be satisfactory to Purchaser and may be relied on by Purchaser in making such determination);

                  (d) has had the opportunity to ask the management of Purchaser questions regarding the business and financial condition of Purchaser and the Note and the RTO Stock;

                  (e) has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of its or his investment in the Note and the RTO Stock;

                  (f) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

                  (g) has received no representation, commitment or indication from Purchaser or its representatives that Purchaser will register the Note or the RTO Stock (including that received by Shareholders) under federal or state securities laws at any time in the future; and

                  (h) acknowledges that Sutton recognizes that the provisions of Rule 144 promulgated under the Securities Act are not available for the public resale of the Note or the RTO Stock received by Sutton, that Sutton has no right to have the Note or such shares of RTO Stock registered under the Securities Act to permit them to be resold, and that there is no established market for such shares and no likelihood that one will develop.

         3.24. Accuracy of Information Furnished. All information furnished to Purchaser by the Company or Shareholders herein or in any schedule hereto is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.


                                   ARTICLE IV

                             PURCHASER'S COVENANTS

         4.1. Consummation of Agreement. Purchaser agrees to use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions.

         4.2. Retention of Records. Purchaser shall retain all books and records of the Company which Purchaser receives from the Company for the entire period required by the Internal Revenue Service, the Department of Labor, or other authorities or agencies for which the Company is required to retain records. After the Closing, the Company and its representatives shall have reasonable access to all such books and records during normal business hours. In addition, Purchaser shall, upon reasonable request of the Company, furnish to the Company, without charge, copies of any such books or records.

         4.3. Employment Arrangements. Purchaser shall use its best efforts to enter into employment arrangements with Larry Sutton which shall contain the terms described in Schedule 4.3.


                                   ARTICLE V

                            SHAREHOLDERS' COVENANTS

         Shareholders, jointly and severally, agree that from the execution hereof and on or prior to the Closing:

         5.1. Business Operations. The Company shall conduct its business only in the ordinary and usual course of business consistent with past and current practices, will not introduce any new method of management or operation, and Shareholders shall use their best efforts to maintain and preserve the business organization and goodwill of the Company intact, to retain the services of its key officers and employees and retain its present customers and suppliers so that they will be available to Purchaser after the Closing and to cause consummation of the transactions contemplated by this

Agreement in accordance with its terms and conditions. Shareholders shall not take any action that might impair the business or assets of the Company without the prior consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article III hereof to be inaccurate at the time of Closing or preclude Shareholders from making such representations and warranties at the Closing. The Company shall not declare, pay or set aside for payment any dividends or distributions of any kind, other than normal S Corporation or distributions not to exceed in the aggregate $62,000. The Company shall not make any loan or advance to any shareholder, officer, director, or employee or redeem, purchase, or otherwise acquire or sell or grant any of its shares or any right to acquire such shares.

         5.2. Access. The Company and Shareholders shall permit Purchaser and its authorized representatives full access to, and make available for inspection, all of the assets and business of the Company, including the Company's employees, customers and suppliers, and furnish Purchaser all documents, records and information relating thereto and with respect to the affairs of the Company as Purchaser and its representatives may reasonably request, all for the sole purpose of permitting Purchaser to become familiar with the business and assets and liabilities of the Company.

         5.3. Material Change. Prior to the Closing, the Company and Shareholders shall promptly inform Purchaser in writing of any material adverse change in the condition of the assets or business of the Company. Notwithstanding the disclosure to Purchaser of any such material adverse change, Shareholders shall not be relieved of any liability for, nor shall the providing of such information by the Company and Shareholders to Purchaser be deemed a waiver by Purchaser of, the breach of any representation or warranty of Shareholders contained in this Agreement.

         5.4. Approvals of Third Parties. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing Date, the Company and Shareholders will use their best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement.

         5.5. Employee Compensation. Except with Purchaser's prior written consent or pursuant to contracts in existence as of the date hereof, no increase will be made in the compensation or rate of compensation payable or to become payable to the officers or employees of the Company, and no bonus (other than those described in Schedule 3.18), profit sharing, retirement, insurance, death, fringe benefit or other extraordinary or indirect compensation shall accrue, be set aside or be paid to, for or on behalf of any of such officers or employees other than as required by presently existing pension, profit sharing, bonus and similar benefit plans as presently constituted, and no agreement or plan other than those now in effect shall be adopted or committed for.

         5.6. Contracts. Except with Purchaser's prior written consent, the Company shall not waive any right or cancel any contract, debt or claim nor will it assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale, except for rental contracts executed in the ordinary course of business.

         5.7. Capital Assets; Payments of Liabilities. Except with Purchaser's prior written consent, the Company will not acquire or dispose of any capital asset having an initial cost of $5,000 or more, nor will the Company discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements, and (ii) current liabilities and obligations incurred in the usual and ordinary course of business and, in either such case, only as required by the express terms of the agreement or other instrument pursuant to which the obligation or liability was incurred.

         5.8. Mortgages, Liens. Except with Purchaser's prior written consent, the Company will not enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any stock or dividends of any corporation, business or other person or obligations of another except obligations arising by reason of endorsement for collection and other similar transactions in the usual and ordinary course of business, or make any capital contributions or investments in any corporation, business or other person.

         5.9. Changes in Inventory. The Company will not alter the physical contents or character of any of its inventories so as to affect the nature of its business or result in a change in the total dollar valuation thereof.

         5.10. No Disclosure or Negotiation with Others. The Company and Shareholders will prevent the disclosure of any of the terms or conditions hereof to any other person, other than to its employees, legal counsel and accountants. Until this Agreement is terminated in accordance with its terms without any breach by the Shareholders, Shareholders may not, nor will they permit the Company to, directly or indirectly seek, solicit, encourage, or consider indications of interest, or offers from, or negotiate or enter into any letter of intent, memorandum of understanding, agreement or arrangement with, any person with respect to any sale or transfer of any of the capital stock or (other than in the ordinary course of business consistent with past practice) the assets of the Company, or any merger or consolidation of the Company, that is inconsistent with this Agreement or the transactions contemplated hereby. No Shareholder will vote any shares of B&L Stock in favor of any such inconsistent transaction. The Shareholders will promptly notify Purchaser of any proposal, offer, inquiry, or contact by any person with respect to any such inconsistent transaction.

         5.11.    Other Agreements.

         (a) At the Closing, Sutton shall enter into a Noncompetition Agreement in the form attached hereto as Exhibit C.

         (b) At the Closing, Ogle shall enter into a Noncompetition Agreement in the form attached hereto as Exhibit D.

         (c) At the Closing, Shareholders shall deliver the license in the form attached hereto as Exhibit E (the "License") relating to the right to use the Champion trade name, computer system, and all other intellectual property necessary to operate the business as it is currently being operated.

         5.12. Post-Closing Access. The Company and Shareholders acknowledge that Purchaser will assist Seller in the preparation of consolidated financial statements of the Company's business, including results of the operations of the Company prior to the consummation of the transactions contemplated herein. To facilitate the preparation of such financial statements, the Company and Shareholders shall permit Purchaser and its authorized representatives, including any accounting firm designated thereby, full access to all books, records, employees and information from and after the Closing. In addition, the Company and Shareholders covenant and agree to prepare financial statements for the Company for the year ended December 31, 1996 on an expedited basis and to cooperate with the Purchaser and its authorized representatives, including any accounting firm designated thereby, and, if requested, to provide a customary letter of representation relating to the financial records of the Company prior to the Closing.


                                   ARTICLE VI
                        PURCHASER'S CONDITIONS PRECEDENT

         Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         6.1. Representations and Warranties. The representations and warranties of Shareholders contained herein shall be true and correct in all material respects as of the Closing, and Purchaser shall not have discovered any material error, misstatement or omission therein.

         6.2. Covenants. Shareholders shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by them prior to the Closing.

         6.3. Opinion. Counsel to the Company and Shareholders shall have delivered to Purchaser its opinion, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser.

         6.4. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         6.5. No Material Adverse Change. No material, adverse change in the assets, business, properties, results of operations, financial condition or prospects of the Company shall have occurred after the date hereof and prior to the Closing.

         6.6. Due Diligence and Review. Completion to the satisfaction of Purchaser of diligence review and examination of the Company by Purchaser and a favorable report by Purchaser's advisors satisfactory to Purchaser concerning the corporate status and proceedings of the Company and the other aspects of the Company's business and operations as Purchaser may reasonably deem relevant.

         6.7. Approval by Board. This Agreement has been approved by the Board of Directors of Purchaser.

         6.8. Accounting. A favorable review by Purchaser's independent accountants of the Financial Statements and the absence of any absolute or contingent liabilities of the Company, except as reflected therein.

         6.9. Employment Arrangements. Sutton shall have entered into the employment arrangements with Purchaser as described in Section 4.3.


                                  ARTICLE VII
                       SHAREHOLDERS' CONDITIONS PRECEDENT

         Except as may be waived in writing by Shareholders, the obligations of Shareholders hereunder are subject to fulfillment at or prior to the Closing of each of the following conditions:

         7.1. Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the Closing and Shareholders shall not have discovered any material error, misstatement or omission therein.

         7.2. Covenants. Purchaser shall have performed and complied in all material respects with all covenants or conditions required by this Agreement to be performed and complied with by it prior to the Closing.

         7.3. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         7.4. Employment Arrangements. Sutton shall have entered into the employment arrangements as described in Section 4.3.

                                  ARTICLE VIII
                                INDEMNIFICATION

         8.1. Shareholders' Indemnity. Subject to the terms and conditions of this Article VIII, the Company and Shareholders, jointly and severally, hereby agree to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys and affiliates ("Purchaser Affiliates") harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser and/or any Purchaser Affiliate by reason of, resulting from, or related to, any inaccuracy in or breach of any representation, warranty, covenant or agreement of any Shareholder contained in this Agreement or in any agreement executed at the Closing by any of Shareholders.

         8.2. Purchaser's Indemnity. Subject to the terms and conditions of this Article VIII, Purchaser hereby agrees to indemnify, defend and hold Shareholders, and each of them, harmless from and against all Damages asserted against or incurred by any or all of the Shareholders by reason of, resulting from, or related to, any inaccuracy in or breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or in any agreement executed at the Closing by Purchaser.

         8.3. Conditions of Indemnification. The respective obligations and liabilities of Shareholders and Purchaser (the "indemnifying party") to any person to be indemnified (the "person to be indemnified") under Sections 8.1 and
8.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                  (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the person to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the person to be indemnified may participate in the defense with counsel of its own choice and its own expense and, provided further, that the failure of the person to be indemnified to give timely notice shall not affect the right to indemnification hereunder except to the extent (and then only to the extent) the indemnifying party proves actual damages caused by such failure.

                  (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the person to be indemnified will (upon further notice to the indemnifying party) have the right, but not the obligation, to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

                  (c) Anything in this Section 8.3 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the person to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the person to be indemnified, which consent shall not be unreasonably withheld.

                  (d) The person to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         8.4. Exclusive Nature of Remedies. Except for the remedy of specific performance and other equitable remedies and except to the extent that any of the parties shall have engaged in fraud in connection with this Agreement, the rights and remedies set forth in this Article VIII shall be the exclusive rights or remedies available to the persons to be indemnified with respect to claims for which indemnification is authorized or provided pursuant to this Article. Such limitation shall apply notwithstanding that such claims are asserted by a cause of action or legal theory other than breach of contract.


                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all of the parties hereto or, in case of an asserted waiver, signed by the party against which enforcement of the waiver is sought.

         9.2. Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party hereto, except by Purchaser to a wholly-owned subsidiary of Purchaser.

         9.3. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to the Company or to Bill Ogle:
                                 661 Belville Road, Suite 206
                                 South Daytona, Florida 32119

         If to Larry Sutton:     14620 N. Nebraska Avenue
                                 Building B - Suite 102
                                 Tampa, Florida 33613-1431

         If to Purchaser:        Action TV & Appliance Rental, Inc.
                                 Attn:  K. David Belt, CFO
                                 714 East Kimbrough
                                 Mesquite, Texas  75149

         with a copy to:         John D. Capers, Jr., Esquire
                                 King & Spalding
                                 191 Peachtree Street
                                 Atlanta, Georgia 30303

Any party may change its address for notice by written notice given to the other parties in accordance with this Agreement.

         9.4.     Confidentiality and Public Announcements.

                  (a) The parties shall keep this Agreement and its terms (including, but not limited to, the price paid by Purchaser for the B&L Stock) confidential, but any party may make such disclosures after the Closing as it reasonably considers are required by law, but each party will notify the other parties in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating a business in competition with each other.

                  (b) Purchaser and Shareholders will (i) mutually agree on the text of any press release and (ii) consult with each other before making any other public statement with respect to this Agreement and the transactions consummated pursuant to this Agreement.

         9.5. Entire Agreement. This Agreement and the schedules and exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         9.6.     Costs, Expenses and Legal Fees.

                  (a) Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees).

                  (b) Notwithstanding anything to the contrary contained herein, Shareholders are responsible for payment of all stock transfer and other taxes (and expenses relating thereto) imposed or incurred in connection with the consummation of the transactions contemplated hereby.

         9.7. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present of future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         9.8. Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing for a period of one (1) year, except for those statements contained in Sections 3.4, 3.5, 3.6, 3.7 and 3.12 herein which shall survive the Closing for a period of two (2) years, and except for those statements contained in Section 3.2 shall survive until the expiration of the applicable statute of limitations and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Shareholders or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Shareholders or Purchaser, as the case may be, and shall survive the Closing for a period of one (1) year. Notwithstanding the foregoing, any claim for indemnification as a result of fraud in the making of such representation or warranty shall not be required to be made within one (1) year of the Closing. No investigation by any party hereto or on its behalf of any matter covered by the representations and warranties included in this Agreement shall affect the right of the party to make a claim for indemnification during the one year claims period described above.

         9.9. Governing Law and Venue. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE OBLIGATIONS AND UNDERTAKINGS OF THE PARTIES HEREUNDER WILL BE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF TEXAS. IF ANY ACTION IS BROUGHT TO ENFORCE OR INTERPRET THIS AGREEMENT, EXCLUSIVE VENUE FOR SUCH ACTION SHALL BE IN DALLAS COUNTY, TEXAS AND THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS FOR SUCH PURPOSE.

         9.10. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         9.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         9.12. Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

         9.13. Facsimile Transmissions. This Agreement and all agreements, documents and certificates delivered pursuant to this Agreement or in connection with the transactions consummated pursuant to this Agreement may be executed by any party and transmitted by such party to any other party or parties by facsimile, and any such document shall be deemed to have full force and effect as if the facsimile signature or signatures on such documents were originals.


                                   ARTICLE X
                                  TERMINATION

         10.1. Termination by Purchaser. Purchaser may terminate this Agreement by written notice to Shareholders prior to Closing if (a) any of the conditions precedent to its obligation to close stated in Article VI has not been fulfilled at or prior to the Closing Date; (b) in Purchaser's reasonable opinion Shareholders have materially failed to comply with any term or condition of this Agreement, or the Company, Shareholders or any of the Company's officers has provided Purchaser with materially inaccurate information or has failed to disclose fully to Purchaser any materially unfavorable information about the business or assets of the Company; (c) there has been a materially adverse change in the business or assets of the Company or in the ability of the Company or Shareholders to carry out any obligation under this Agreement; or (d) for any reason other than a default by Purchaser the Closing has not occurred by January 31, 1997.

         10.2. Termination by Shareholders. The Company or the Shareholders may terminate this Agreement by written notice to Purchaser prior to Closing if
(a) any of the conditions precedent to their obligation to close stated in
Article VII has not been fulfilled at or prior to the Closing Date; (b) in the Company's or Shareholders' reasonable opinion Purchaser has materially failed to comply with any term or condition of this Agreement; or (c) if for any reason other than a default by the Company or the Shareholders the Closing has not occurred by January 31, 1997.

         10.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article X, no party hereto (or any of its shareholders, directors, officers or affiliates) shall have any liability or further obligation to any other party to this Agreement except that nothing herein will relieve any party from any breach of this Agreement, and Sections 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9, this Section 10.3 and Section 10.4 shall remain in full force and effect.

         10.4. Return of Information. If this Agreement is terminated pursuant to this Article X or for any other reason, each party will redeliver all documents, work papers and other materials (inclusive of excerpts and all copies thereof), of any other party relating to the transaction contemplated hereby, whether so obtained before or after execution hereof, to the party furnishing the same, and all information received by any party hereto with respect of any other party shall not at any time be used for the advantage of, or disclosed to third parties by such party, provided, however, that this
Section 10.4 shall not apply to any documents, work papers, material or information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority by the party furnishing the same to the other party.

                                    PURCHASER


                                    ACTION RENT-TO-OWN OF FLORIDA, INC.



                                    /s/ Billy W. White Sr.
                                    ------------------------------------
                                    Billy W. White, Sr.
                                    President and CEO


                                    COMPANY


                                    B&L CONCEPTS, INC.



                                    /s/ Thomas O'Keefe
                                    ------------------------------------
                                    Thomas O'Keefe
                                    Vice President and Chief Financial Officer


                                    SHAREHOLDERS


                                    /s/ Bill Ogle
                                    ---------------------------------------
                                    Bill Ogle


                                    /s/ Larry Sutton
                                    ---------------------------------------
                                    Larry Sutton

                                                                     EXHIBIT A

                          CONVERTIBLE PROMISSORY NOTE

                                                                 Dallas, Texas
                                                             January ___, 1997

$3,000,000

     FOR VALUE RECEIVED, RTO, INC., a Delaware corporation ("Maker"), promises to pay to B&L CONCEPTS, INC. dba Champion Rent To Own, a Florida corporation ("Holder"), or its registered assigns (Holder and its registered assigns being referred to herein as "Payee"), at Dallas, Texas, or at such other place as Payee may from time to time designate in writing, the principal sum of Three Million Dollars ($3,000,000), together with interest on the principal balance hereof at the rate hereinafter provided, in accordance with the terms and conditions hereof. Maker acknowledges that it is receiving consideration for this Note by its acquisition, through a wholly owned subsidiary, of substantially all of the assets of Holder pursuant to that certain Asset Purchase Agreement dated as of January _, 1997 by and among Maker, Holder, Bill Ogle and Larry Sutton (the "Asset Purchase Agreement").

     1. Principal and Interest. Commencing on the date hereof and continuing until repayment of the sums due hereunder in full, the principal amount due hereunder shall bear interest at a rate equal to 6% per annum. Interest on the principal balance of this Note shall be payable quarterly on April 1, July 1, October 1 and January 1, commencing April 1, 1997, and shall be computed on the basis of a 360-day year for the actual number of days elapsed. Unless sooner accelerated in accordance with the terms of this Note, the entire principal amount due hereunder, together with all accrued but unpaid interest thereon, shall be due and payable in full on January _, 1999.

     2. Conversion. The Note shall be convertible into common stock of Maker (the "RTO Stock") at a conversion rate of $ 1,250 per share of RTO Stock, which shall be adjusted for any stock splits, stock dividends or recapitalizations affecting the capital stock of Maker. Maker shall have the right to demand conversion of the Note, in whole or in part, (a) concurrently with the consummation of an initial public offering of the RTO Stock, (b) upon such time as Maker is merged with, or a majority of Maker's outstanding common stock is acquired by, an unrelated third party and (c) upon such time as Maker sells all or substantially all of its assets to an unrelated third party. In such event, Maker shall give Payee at least five business days written notice of such conversion. Payee shall have the right, at any time, to demand conversion of the Note, in whole or in part. In such event, Payee shall give Maker at least five business days written notice of such conversion. At the time of any such conversion, Payee shall enter into the Shareholders Agreement which shall be in place at such time among the shareholders of Maker.

     3. Adjustment. If 1997 actual annual gross revenues from the 27 stores operated by B&L Concepts, Inc. as of November 14, 1996 (the "1997 Revenues") are less than $15,000,000, then the Note shall be reduced by an amount (rounded to the nearest multiple of $ 1,250) determined by multiplying (x) the difference between $15,000,000 and the 1997 Revenues (stated as a percentage of $15,000,000) by (y) $888,000; provided that such adjustment will not exceed in any event $138,000. If the Note is converted into RTO Stock as provided in Section 2 prior to the availability of the 1997 Revenues and the calculation of any adjustment in the principal amount of the Note, at the time of such conversion Maker shall deposit in an escrow account for Payee that number of shares of RTO Stock having a value (calculated on the basis of $1,250 per share) of at least $138,000 and such shares shall remain in the escrow account until calculation of any adjustment in the principal amount of the Note. If any adjustment is required in the principal amount of the Note, Maker shall withdraw from the escrow that number of shares of RTO stock having a value (calculated on the basis of $1,250 per share) equal to the adjustment amount and all other shares of RTO Stock in the escrow (if any) shall be released to Payee.

     4. Maximum Lawful Rate. This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision occurs, shall involve payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limits so authorized by law, and if, from any circumstances, Payee shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Maker, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance hereof and not to the payment of interest.

     5. Method of Making Payments; Renewal of Obligations. All payments with respect to principal and interest hereunder shall be made by wire transfer of immediately available funds to such account as Payee has designated in writing to Maker. Maker hereby expressly agrees that to the extent that Maker makes a payment or payments on this Note and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or national law, common law or equitable cause, then to the extent of such payment or repayment, the indebtedness evidenced hereby which is intended to be satisfied by such payment or payments shall be revived and continued in full force and effect as if said payment or payments had not been made.

     6. Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

          (a) Failure to Pay. Maker fails to pay any payment of principal or interest when due and payable or declared due and payable in accordance with the terms of this Note and such failure shall continue for five (5) business days; or

          (b) Bankruptcy. (i) Maker shall commence proceedings seeking either its own bankruptcy or to be granted a suspension of payments or any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect; (ii) any proceeding described in clause (i) of this subsection 6(b) is commenced or applied to be commenced against Maker, which proceeding remains undismissed for a period of sixty (60) days or is dismissed on the ground of lack of funds sufficient to cover the costs of such proceedings; (iii) a custodian, trustee, administrator or similar official is appointed under any applicable law described in clause
     (i) of this subsection 6(b) with respect to Maker, or such custodian, trustee, administrator or similar official takes charge of all or any substantial part of the property of Maker, (iv) an adjudication is made that Maker is insolvent or bankrupt; (v) any order of relief or other order is entered approving any case or proceeding described in clause (ii) of this subsection 6(b); (vi) Maker makes a general assignment for the benefit of its creditors; or (vii) Maker takes any corporate or similar action for the purpose of effecting any of the actions, orders or events described in the foregoing clauses of this subsection 6(b).

     7. Prepayment. Maker shall have no right to prepay the Note. In the event that Maker has not consummated an initial public offering of its common stock prior to January 1, 1998 (the "Prepayment Date"), Payee shall have the right to require prepayment of the Note, in full or in part, at any time after the Prepayment Date and prior to the maturity date hereof by written notice to Maker specifying the prepayment date, which date shall not be less than five
(5) business days after Maker's receipt of such prepayment notice. Upon the receipt of such prepayment notice, Maker shall pay the amount of principal specified in such prepayment notice, together with all accrued but unpaid interest thereon, on the prepayment date specified in such prepayment notice.

     8. Remedies. Upon the occurrence of an Event of Default, at the option of Payee, all amounts payable by Maker to Payee under the terms of the Note shall immediately become due and payable by Maker to Payee and Payee shall have all the rights, powers and remedies available under the terms of this Note, under applicable law or otherwise. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 6(b) above the amounts hereunder shall become automatically due and payable without presentment protest or demand of any kind.

     9. Costs of Collection. Maker agrees to pay all costs and expenses of collection, including reasonable attorneys' fees and expenses arising in connection with any enforcement action by Payee in which it shall prevail on any of its rights under this Note whether by or through an attorney-at-law or in an action in bankruptcy, insolvency or other judicial proceedings.

     10. Waivers; Amendment. No delay or failure on the part of Payee to exercise any right or remedy accruing to Payee hereunder, upon any default or breach by Maker of any term or provision hereof, shall be held to be an abandonment thereof. No delay on the part of Payee in exercising any of its rights or remedies shall preclude Payee from the exercise thereof at any time during the continuance of any default or breach. No waiver of a single default or breach shall be deemed a waiver of any subsequent default or breach. Payee may enforce any one or more remedies hereunder successively or concurrently, at its option. All waivers under this Note must be in writing signed by the Party entitled to enforce the right waived. All amendments to this Note must be in writing and signed by both the Maker and the Payee.

     Maker, its successors and assigns, and all other persons liable for the payment of this Note, waive presentment for payment, demand, protest, and notice of demand, dishonor, protest and nonpayment, and consent to any and all renewals, extensions or modifications that might be made by Payee and Maker as to the time of payment of this Note from time to time.

     11. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Note, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party hereto waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the extent possible.

     12. Notices. All notices and other communications required or permitted under this Note shall be made in writing in accordance with Section 9.3 of the Asset Purchase Agreement.

     13. Captions. The captions herein set forth are for convenience only and should not be deemed to define, limit or describe the scope or intent of this Note.

     14. Successors; Assignment. The terms and provisions of this Note shall be binding upon and inure to the benefit of the successors and assigns of the Maker and the successors and registered assigns of the Payee. This Note may not be transferred or assigned by the Payee. Any purported transfer in violation of the foregoing provision shall be null and void and of no force and effect whatsoever.

     15.  Governing Law; Submission to Jurisdiction.

          (a) This Note shall be deemed to be made in and in any and all respects shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to principles of conflict of laws).

          (b) If any action is brought to enforce or interpret this Note, exclusive venue for such action shall be in Dallas County, Texas and the parties hereto irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in Dallas County, Texas for such purpose.

     16. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Note shall fall on a day other than a business day, the party having such privilege or duty shall have until 5:00 p.m. (New York time) on the next succeeding business day to exercise such privilege or to discharge such duty. For purposes of this Note, the term "business day" shall mean any day other than a day which is a Saturday or Sunday or other day on which commercial banks in the City of New York are authorized or required to remain closed

     IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officer under its corporate seal as of the date first above written.



                                        RTO, INC.



                                        By:
                                           -----------------------------------
                                           By: K. David Belt
                                           Title: Chief Financial Officer

                                                                      EXHIBIT B


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ____ day of January, 1997, by and between B&L Concepts, Inc. dba Champion Rent To Own, a Florida corporation ("Assignor"), and Action Rent-To-Own of Florida, Inc. ("Assignee"), a Florida corporation and a wholly owned subsidiary of RTO, Inc., a Delaware corporation ("RTO").

     WHEREAS, Assignor, Assignee and RTO are parties to an Asset Purchase Agreement dated as of January ___, 1997 (the "Asset Purchase Agreement"), pursuant to which Assignor has agreed to sell to Assignee and Assignee has agreed to purchase from Assignor substantially all of the assets of Assignor and Assignee has agreed to assume the Assumed Liabilities, all as more fully described in the Asset Purchase Agreement, for consideration in the amount and on the terms and conditions provided therein; and

     WHEREAS, all capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in the Asset Purchase Agreement; and

     WHEREAS, all the terms and conditions precedent provided in the Asset Purchase Agreement have been met and performed or waived by the parties thereto, and the parties now desire to consummate the transactions contemplated by the Asset Purchase Agreement; and

     WHEREAS, in accordance with the terms of the Asset Purchase Agreement, Assignor desires to assign to Assignee all of its rights, duties and obligations under certain agreements and arrangements, and the Assignee desires to accept such assignment.

     NOW THEREFORE, in consideration of the premises and of other valuable consideration to Assignor in hand paid by Assignee at or before the execution and delivery hereof, the receipt and sufficiency of which are hereby acknowledged by Assignor:

     1. Assignor does hereby assign, bargain sell, transfer, convey and delegate all of its interest in and rights, duties and obligations in the contracts, documents and agreements referred to on Exhibit A hereto to Assignee.

     2. Assignee does hereby undertake, agree and assume to perform, pay punctually and faithfully or otherwise discharge the debts, obligations and liabilities as more particularly described on Exhibit B hereto and which are to be assumed by Assignor pursuant to the terms of the Asset Purchase Agreement.

     3. Nothing contained in this Assignment and Assumption Agreement shall reduce or otherwise affect the right of Assignor or Assignee to be indemnified by the other in accordance with the terms of the Asset Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date and year first above written.


                                   ASSIGNEE:

                                   ACTION RENT TO OWN, INC.
                                   a Florida corporation



                                   By:
                                      ----------------------
                                      Billy W. White, Sr.
                                      President and CEO

CORPORATE SEAL

ATTEST:


--------------------------
Daniel C. Breeden, Jr.
Secretary                             ASSIGNOR:

                                      B&L CONCEPTS, INC.
                                      a Florida corporation



                                      By:
                                         -------------------
                                         Thomas E. O'Keefe
CORPORATE SEAL                           Vice President and Chief Financial
                                           Officer

ATTEST:


--------------------------
Margo M. Tillotson
Secretary

                                                                     EXHIBIT C


                           NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT ("Agreement"), made and entered into effective as of the _ day of January, 1997, between RTO, Inc., a Delaware corporation ("RTO"), and Larry Sutton (hereinafter referred to as "Mr. Sutton").

                                  WITNESSETH:

     WHEREAS, Action Rent-To-Own of Florida, Inc. ("Action"), a wholly owned subsidiary of RTO, has agreed to purchase certain assets (the "Assets") of B&L Concepts, Inc. dba Champion Rent To Own, a Florida corporation ("B&L") and to assume certain of the debts, obligations and liabilities of B&L pursuant to an Asset Purchase Agreement, dated as of the _____ day of January, 1997, between Action B&L the shareholders of (the "Asset Purchase

     WHEREAS, Mr. Sutton is a shareholder of B&L;

     WHEREAS, the execution and delivery of this Agreement by Mr. Sutton is a condition for RTO to consummate the acquisition of the Assets pursuant to the Asset Purchase Agreement (the "Closing");

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. COMPENSATION.

     In consideration of Mr. Sutton's agreements hereunder, Mr. Sutton will receive a portion of the proceeds paid to B&L pursuant to the Asset Purchase Agreement, concurrently with the execution and delivery of this Agreement.

SECTION 2. CONFIDENTIAL INFORMATION, TRADE SECRETS AND NONCOMPETITION COVENANT.

     2.1. Confidential Information. Mr. Sutton hereby agrees that, except as otherwise required in the course of his performance of any duties he may have as an employee of RTO or any subsidiary of RTO, during the period commencing on the date hereof and ending on the fifth (5th) anniversary of the date on which Mr. Sutton ceases to be employed by RTO or any such subsidiary of RTO (the "Confidentiality Period"):

          (i) Neither Mr. Sutton, Mr. Sutton's wife and children (his "Immediate Family") nor any company or other business in which Mr. Sutton or a member of Mr. Sutton's Immediate Family has a controlling interest (Mr. Sutton, the members of Mr.

     Sutton's Immediate Family and each company and other business in which Mr. Sutton or a member of Mr. Sutton's Immediate Family has or acquires a controlling interest being hereinafter referred to as a "Related Party"), will directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with, any business conducted under the corporate or trade name of RTO, B&L or Champion Rent To Own or under any corporate or trade name of any subsidiary of RTO or any name similar thereto without the prior written consent of RTO; and

          (ii) Each Related Party shall hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or by other applicable law) all knowledge and information of a material and confidential nature with respect to the business of RTO and its subsidiaries and will not disclose, publish or make use of same without the prior written consent of RTO; provided, however, that this Section 2.1 shall not apply to information which is or becomes known to the public or to the trade other than through a breach of this Agreement by Mr. Sutton; provided, further, however, that prior to disclosure pursuant to judicial or administrative process or as required by other applicable law, as permitted above, of information to any third party, Mr. Sutton shall use his best efforts to give reasonable prior notice to RTO.

     2.2. Trade Secrets. Each Related Party shall hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or as required by other applicable law) indefinitely any and all "Trade Secrets" (as hereinafter defined) of RTO and its subsidiaries and shall not disclose, publish or make use of same without the prior written consent of RTO. "Trade Secrets" shall mean all in formation relating to the business of RTO and its subsidiaries including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use; provided, however, that Trade Secret does not mean (a) information that is or becomes generally available to the public other than as a result of a disclosure by RTO or any of its subsidiaries or Mr. Sutton subsequent to the date of this Agreement; (b) the general business skills and experience of Mr. Sutton; or (c) information generally known and used within the rent-to-own industry; provided, further, however, that prior to disclosure pursuant to judicial or administrative process or as required by other applicable law, as permitted above, of information to any third party, Mr. Sutton shall use his best efforts to give reasonable prior notice to RTO.

     2.3. Noncompetition

     (a) Coverage. RTO, directly or indirectly through its subsidiaries is engaged in the business of owning, managing, operating and developing rental-purchase stores (collectively, the

"Purchaser Activities") in the Areas of Dominant Influence in which the rental-purchase stores owned and operated by B&L Concepts, Inc. as of January 2, 1997 are located (the "Territory"). Mr. Sutton represents and acknowledges that the goodwill of RTO and sales and leasing of equipment and other properties of RTO and its subsidiaries extend throughout the Territory. Following the date hereof, RTO shall continue to conduct the Purchaser Activities throughout the Territory. Mr. Sutton acknowledges that, to protect adequately the interests of RTO in its businesses in the Territory, it is essential that any noncompete with respect thereto cover the entire Territory.

     (b) Covenants: In consideration of (i) the purchase of the Assets pursuant to the Asset Purchase Agreement and (ii) the consideration paid to Mr. Sutton pursuant to this Agreement, Mr. Sutton hereby agrees as follows:

          (A) during the period commencing on the date hereof and ending on the fifth (5th) anniversary of the date hereof (the "Noncompete Period"), no Related Party shall (without the prior written consent of RTO) directly or indirectly in the Territory engage in, have any equity or profit interest in, make any loan to or guarantee any obligation of or with respect to, or render services (of an executive, advertising, marketing, sales, administrative, supervisory or consulting nature) to, any business conducting Purchaser Activities, except in connection with the course of the performance of any duties the Related Party may have as an employee of RTO or any subsidiary of RTO; and

          (B) during the Noncompete Period, no Related Party shall (without the prior written consent of RTO) directly or indirectly offer permanent employment, on its own behalf or on behalf of any other person, firm or corporation, to any person who is or becomes an employee of RTO or any subsidiary of RTO and who has not thereafter ceased to be employed by RTO or any subsidiary of RTO for a period of at least one year.

     Notwithstanding anything contained herein to the contrary, Mr Sutton shall not be prohibited from (i) being a member, officer, director or representative of, lobbying for or on behalf of or participating or being active in any rent-to-own or similar trade association or (ii) owning, directly or indirectly, up to 10% of the outstanding equity interest of any company in the rent-to-own industry the stock of which is publicly traded on a national securities exchange or in the over-the-counter market.

     (c) Severability If a judicial determination is made that any of the provisions of this Section 2.3 constitutes an unreasonable or otherwise unenforceable restriction against Mr. Sutton, the provisions of this Section 2.3 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this
Section 2.3 and to apply the provisions of this Section 2.3 to the remaining portion of the Territory, the remaining business activities or the remaining time period not so severed by such authority. The time period during which the prohibitions set forth in this Section 2.3 shall apply shall be tolled and suspended as to Mr. Sutton for a period equal to the aggregate quantity of time during which Mr. Sutton violates such prohibitions in any respect.

     (d) Termination Without Cause. Notwithstanding any provision in this Agreement, this Agreement shall immediately terminate and Mr. Sutton shall have no further obligations or be subject to any further restrictions in the event Mr. Sutton is terminated by RTO without cause.

     2.4. Injunctive Relief. Mr. Sutton hereby agrees that any remedy at law for any breach of the provisions contained in Sections 2.1, 2.2 and 2.3 hereof shall be inadequate and that RTO shall be entitled to injunctive relief in addition to any other remedy they might have under this Agreement.

SECTION 3. INDEMNIFICATION.

     Mr. Sutton hereby agrees to indemnify and defend RTO and to hold RTO wholly harmless from and against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys' fees) incurred by RTO or any of their affiliates and arising out of or due to any breach of any representation, warranty, covenant or agreement of any Related Party contained in this Agreement.

SECTION 4. MISCELLANEOUS.

     4.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Mr. Sutton and RTO and their respective successors and permitted assigns; provided, however, that Mr. Sutton may not assign or otherwise delegate any of his obligations or rights hereunder without the prior written consent of RTO.

     4.2. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Texas (without regard to the conflicts of law principles thereof).

     4.3. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.4. Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or thirty (30) days after being deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid and,

                         (a)       If to Mr. Sutton, addressed to:


                                   Mr. Larry Sutton
                                   14620 N. Nebraska Avenue
                                   Building B - Suite 102
                                   Tampa, Florida 33613- 1431

                                   with a copy to:

                                   Hoge, Evans & Holmes
                                   13455 Noel Road, Suite 400
                                   Dallas, Texas 75240
                                   Attn: Mr. John Evans
                                   Telecopy No.: (214)_______________

                         (b)       If to RTO, addressed to:

                                   Action TV & Appliance Rental, Inc.
                                   714 E. Kimbrough St.
                                   Mesquite, Texas 75149
                                   Attn: Mr. Bill White
                                   Telecopy No.: (972) 288-7753

                                   with a copy to:

                                   King & Spalding
                                   191 Peachtree Street
                                   Atlanta, Georgia 30303
                                   Attn: John D. Capers, Jr.
                                   Telecopy No.: (404) 572-5145

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto.

     4.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     4.6. Entire Agreement; Amendments. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement may be modified only by written instrument signed by each of the parties hereto.

     4.7. Waiver of Conditions. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject. No waiver of any provision of this Agreement, however, shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     4.8. Survival. Each of the representations, obligations and agreements of the parties included or provided for herein shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them.

     4.9. Assignment. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, Mr. Sutton and RTO and their respective successors and permitted assigns and, in the case of Mr. Sutton, his personal representatives, executors, heirs, beneficiaries and permitted assigns. The parties acknowledge and agree that RTO shall be a third-party beneficiary to this Agreement.

     4.10. Consent to Jurisdiction. Each of the parties hereto (i) hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in any federal or state court located in the State of Texas, (ii) by execution and delivery of this Agreement irrevocably submits to and accepts, with respect to any such action or proceeding for such party and in respect of such party's properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may have to object to such jurisdiction under the laws of the State of Texas or otherwise, and (iii) irrevocably consents that service of process upon such party in any such action or proceeding shall be valid and effective against such party if made in the manner provided in Section 4.4 hereof for delivery of notices hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.





                                        --------------------------------------
                                        Larry Sutton



                                        RTO, INC.



                                        By:
                                           -----------------------------------
                                           Name: Dan C. Breeden, Jr.
                                           Title: Vice President

                                                                     EXHIBIT D

                        MUTUAL NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT (Agreement) made and entered into effective
as of the       day of January, 1997, between RTO Inc., a Delaware corporation
(hereinafter referred to as "RTO"), and Bill Ogle (hereinafter referred to as "Mr. Ogle").

                                  WITNESSETH:

     WHEREAS, Action Rent-To-Own of Florida, Inc. ("Action"), a wholly owned subsidiary of RTO, has agreed to purchase certain assets (the "Assets") of B&L Concepts, Inc. dba Champion Rent To Own, a Florida corporation ("B&L") and to assume certain of the debts, obligations and liabilities of B&L pursuant to an
Asset Purchase Agreement, dated as of the       day of January, 1997, between
Action, B&L and the shareholders of B&L (the "Asset Purchase Agreement");

     WHEREAS, Mr. Ogle is a shareholder of B&L;

     WHEREAS, the execution and delivery of this Agreement by Mr. Ogle is a condition for RTO to consummate the acquisition of the Assets pursuant to the Asset Purchase Agreement (the "Closing");

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. COMPENSATION.

     In consideration of Mr. Ogle's agreements hereunder, Mr. Ogle will receive a portion of the proceeds paid to B&L pursuant to the Asset Purchase
Agreement, concurrently with the execution and delivery of this Agreement.

SECTION 2. CONFIDENTIAL INFORMATION, TRADE SECRETS AND NONCOMPETITION COVENANT.

     2.1. Confidential Information. Mr. Ogle hereby agrees that, during the period commencing on the date hereof and ending on the date that is eighteen
(l8) months from the date hereof (the "Confidentiality Period"), Mr. Ogle, any member of Mr. Ogle's immediate family and any company or other business in which Mr. Ogle or a member of Mr. Ogle's immediate family has a direct or indirect financial interest (Mr. Ogle, the members of Mr. Ogle's immediate family and each company and other business in which Mr. Ogle or a member of Mr. Ogle's immediate family has or acquires a direct or indirect financial interest being hereinafter referred to as a "Related Party"), will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or by other applicable law) all knowledge and information of a material and confidential nature with respect to the business of RTO and will not disclose, publish or make use of same without the prior written consent of RTO; provided, however, that this Section 2.1 shall not apply to information which is or becomes known to the public or to the trade other than through a breach of this Agreement by Mr. Ogle; provided, further, however, that prior to disclosure pursuant to judicial or administrative process or as required by other applicable law, as permitted above, of information to any third party, Mr. Ogle shall use his best efforts to give reasonable prior notice to RTO.

     2.2. Trade Secrets. Each Related Party shall hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or as required by other applicable law) indefinitely any and all "Trade Secrets" (as hereinafter defined) of RTO and shall not disclose, publish or make use of same without the prior written consent of RTO. "Trade Secrets" shall mean all information relating to the business of RTO including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use; provided, however, that Trade Secret does not mean
(a) information that is or becomes generally available to the public other than as a result of a disclosure by RTO or any of its subsidiaries or Mr. Ogle subsequent to the date of this Agreement; (b) the general business skills and experience of Mr. Ogle; or (c) information generally known and used within the rent-to-own industry; provided, further, however, that prior to disclosure pursuant to judicial or administrative process or as required by other applicable law, as permitted above, of information to any third party, Mr. Ogle shall use his best efforts to give reasonable prior notice to RTO.

     2.3. Noncompetition.

     (a) Covenants. In consideration of (i) the purchase of the Assets of B&L pursuant to the Asset Purchase Agreement and (ii) the consideration paid to Mr. Ogle pursuant to this Agreement, RTO and Mr. Ogle hereby agree as follows:

          (1) During the period commencing on the date hereof and ending on the date that is eighteen (18) months from the date hereof (the
     "Noncompete Period"), Mr. Ogle shall not, and shall cause any Related
     Party not to, either directly or indirectly, internally develop and open a new rental-purchase store in any of the locations described on Schedule 2.3(a)(1) hereto which constitute the communities where the rental-purchase stores operated by B&L are located immediately prior to the consummation of the transactions contemplated by the Asset Purchase Agreement. The covenants contained in this Section 2.3(a)(1) shall continue to be applicable whether such rental-purchase stores are operated by RTO or any subsidiary of RTO or by any nominee, successor, assign or affiliate of either. This covenant shall not affect the right of Mr. Ogle or his affiliates to acquire rental-purchase stores existing on the date hereof in any location. Further, for a period of six months following the expiration of the Noncompete Period Mr. Ogle shall not and shall cause any related party not to, either directly or indirectly, internally develop and open a new rental-purchase store in the Tampa, St. Petersburg Area of Dominant Influence, as defined by Arbitron.

          (2) During the Noncompete Period, neither RTO nor any subsidiary of RTO shall, either directly or indirectly, internally develop and open a new rental-purchase store in the Greater Orlando area. The covenants contained in this Section 2.3(a)(2) shall continue to be applicable whether the rental-purchase stores of Mr. Ogle or his affiliates in the Greater Orlando area are owned or operated by RTO or any subsidiary of RTO. This covenant shall not affect the right of RTO or any subsidiary of RTO to acquire rental-purchase stores existing on the date hereof in any location.

     (b) Severability. If a judicial determination is made that any of the provisions of this Section 2.3 constitutes an unreasonable or otherwise unenforceable restriction against RTO or Mr. Ogle, the provisions of this
Section 2.3 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the restricted territory any prohibited business activity or any time period from the coverage of this Section 2.3 and to apply the provisions of this
Section 2.3 to the remaining portion of the restricted territory, the remaining business activities or the remaining time period not so severed by such judicial authority. The time period during which the prohibitions set forth in this
Section 2.3 shall apply shall be tolled and suspended as to RTO or Mr. Ogle, as applicable, for a period equal to the aggregate quantity of time during which RTO or Mr. Ogle, as applicable, violates such prohibitions in any respect.

     2.4. Injunctive Relief. RTO and Mr. Ogle hereby agree that any remedy at law for any breach of the provisions contained in Sections 2.1, 2.2 and 2.3 hereof shall be inadequate and that RTO, on the one hand, and Mr. Ogle, on the other, shall be entitled to injunctive relief in addition to any other remedy they might have under this Agreement.

SECTION 3. INDEMNIFICATION.

     3.1 Mr. Ogle. Mr. Ogle hereby agrees to indemnify and defend RTO and to hold RTO wholly harmless from and against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys' fees) incurred by RTO or any of their affiliates and arising out of or due to any breach of any representation, warranty, covenant or agreement of any Related Person contained in this Agreement.

     3.2 RTO. RTO hereby agree to indemnify and defend Mr. Ogle and to hold Mr. Ogle wholly harmless from and against any and all losses, liabilities, damages, deficiencies, costs (including, without limitation, court costs), and expenses (including, without limitation, attorneys'

fees) incurred by Mr. Ogle or any Related Person and arising out of or due to any breach of any representation, warranty, covenant or agreement of RTO contained in this Agreement.

SECTION 4. MISCELLANEOUS.

     4.1. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Mr. Ogle, RTO and their respective successors and permitted assigns; provided, however, that Mr. Ogle may not assign or otherwise delegate any of his obligations or rights hereunder without the prior written consent of RTO.

     4.2. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Texas (without regard to the conflicts of law principles thereof).

     4.3. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     4.4. Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or thirty (30) days after being deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid and,



                    (a)       If to Mr. Ogle, addressed to:

                              Mr. Bill Ogle
                              661 Belville Road - Suite 206
                              South Daytona, Florida 32119

                    (b)       If to RTO, addressed to:

                              Action TV & Appliance Rental, Inc.
                              714 E. Kimbrough Street
                              Mesquite, Texas 75149
                              Attn: Mr. Bill White
                              Telecopy No.: (972) 288-7753

                              with a copy to:

                              King & Spalding
                              191 Peachtree Street
                              Atlanta, Georgia 30303
                              Attn: John D. Capers, Jr.

                            Telecopy No. (404) 572-5145


or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto.

     4.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     4.6. Entire Agreement; Amendments. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement may be modified only by written instrument signed by each of the parties hereto.

     4.7. Waiver of Conditions. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject. No waiver of any provision of this Agreement, however, shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     4.8. Survival. Each of the representations, obligations and agreements of the parties included or provided for herein shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them.

     4.9. Assignment. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, Mr. Ogle RTO and their respective successors and permitted assigns and, in the case of Mr. Ogle, his personal representatives, executors, heirs, beneficiaries and permitted assigns. The parties acknowledge and agree that RTO shall be a third-party beneficiary to this Agreement.

     4.10. Consent to Jurisdiction. Each of the parties hereto (i) hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in any federal or state court located in the State of Texas, (ii) by execution and delivery of this Agreement irrevocably submits to and accepts, with respect to any such action or proceeding for such party and in respect of such party's properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may have to object to such jurisdiction under the laws of the State of Texas or otherwise, and (iii) irrevocably consents that service of process upon such party in any such action or proceeding shall be valid and effective against such party if made in the manner provided in Section 4.4 hereof for delivery of notices hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.





                                   -------------------------------------------
                                   Bill Ogle


                                   RTO, INC.



                                   By:
                                      ----------------------------------------
                                      Name: Dan C. Breeden, Jr.
                                      Title: Vice President